Exhibit 23.3

                         [RP Financial, LC. Letterhead]



                                December 31, 1997


Board of Directors
Gloversville Federal Savings and Loan Association
52 North Main Street
Gloversville, New York 12078-3084

         Re:      Plan of Conversion: Subscription Rights

Gentlemen:

         We hereby consent to the use of our firm's name in the Application for Conversion of Gloversville Federal Savings and Loan Association, Gloversville, New York, and any amendments thereto, and in the Form S-1 Registration Statement and any amendments thereto for Adirondack Financial Services Bancorp. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Adirondack Financial Sercvices Bancorp.

                                           Sincerely,

                                           RP FINANCIAL, LC.

                                           /S/ James P. Hennessey
                                           James P. Hennessey
                                           Senior Vice President